UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 23, 2009

PAB BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-25422	58-1473302
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, Georgia   31602
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code   (229) 241-2775

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the 2009 Annual Shareholder Meeting held on June 23, 2009, Joe P. Singletary, Jr. retired as a director from the Registrant’s Board of Directors and from the Board of Directors of the Registrant’s subsidiary bank, The Park Avenue Bank.  His retirement was a result of the mandatory retirement age specified in the Registrant’s Bylaws.

Item 8.01.	Other Events.

At the 2009 Annual Shareholder Meeting held on June 23, 2009, the Registrant’s shareholders voted to approve the issuance of Common Stock upon conversion of the Series A Preferred Stock and Series B Preferred Stock and upon exercise of Warrants, elect Walter W. Carroll, II, James L. Dewar, Jr., Thompson Kurrie, Jr. and John E. Mansfield, Jr. to serve three-year terms on the Registrant’s Board of Directors and ratify Mauldin & Jenkins, LLC as the Registrant’s independent auditors for fiscal year 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAB BANKSHARES, INC.
(Registrant)

Date: June 29, 2009	/s/ Nicole S. Stokes
(Signature)
Nicole S. Stokes,
Senior Vice President and
Chief Financial Officer